Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces $0.50 Per Share Net Investment Income and Record Level of Investment Income in the First Quarter of 2017

Declares Second Quarter 2017 Distribution of $0.36 Per Share

Menlo Park, Calif., May 9, 2017 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or "TPVG"), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the first quarter of 2017.  TPVG also declared a second quarter 2017 distribution of $0.36 per share.

First Quarter 2017 Highlights:

•

Record total investment income of $14.3 million, or $0.89 per share, and net investment income of $7.9 million, or $0.50 per share, an increase of 29.1% and 17.7%, respectively, compared to the first quarter of 2016.

•	16.8% weighted average annualized portfolio yield on debt investments for the first quarter.
•	$53.3 million of prepayments primarily from two portfolio exits during the quarter including the acquisitions of Simplivity, Inc. and ModCloth, Inc.
•	$48.8 million of signed term sheets; closed $37.0 million of new debt commitments to venture growth stage companies.
•	Funded $12.0 million in new debt investments and $2.4 million in equity investments.
•	Total investment portfolio fair value at March 31, 2017 of $328.4 million, an increase of 16.1% compared to the first quarter of 2016.
•	Portfolio includes 29 warrants and 9 equity investments with a fair value of $15.4 million.
•	Declared a second quarter distribution of $0.36 per share, payable on June 16, 2017, bringing total distributions since the initial public offering in March 2014 to $4.82 per share.
•	Net asset value of $213.9 million, or $13.38 per share, as of March 31, 2017.

“We are pleased to announce a record quarter for investment income that demonstrates our differentiated venture growth lending model,” said Jim Labe, chairman and chief executive officer of TPVG.  “The yield profile of our loans, portfolio exits, and prepayment activity together reflect the quality of our portfolio, our significant expertise, and strong brand.”

“We continue to see attractive venture growth stage lending opportunities to grow our portfolio and our franchise,” said Sajal Srivastava, president and chief investment officer of the Company. “We will maintain our disciplined underwriting  and redeploy the proceeds from prepayments, while increasing our use of leverage and continuing to deliver attractive risk-adjusted returns to our stockholders.”

Portfolio and Investment Activity

During the first quarter of 2017, the Company entered into $37.0 million of new commitments, funded three loans totaling $12.0 million in principal balance, funded two equity investments totaling $2.4 million, and acquired warrants valued at $0.2 million. The Company had prepayments of $53.3 million during the quarter, resulting in a weighted average annualized portfolio yield on debt investments for the first quarter of 16.8%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of March 31, 2017, the Company had 51 debt investments with 18 companies and 38 warrant and equity investments with 33 companies.  The total cost and fair value of these investments were $326.7 million and $328.4 million, respectively.  Total portfolio investment activity for the three months ended March 31, 2017 and 2016 was as follows:

[1]

The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

	For the Three Months Ended March 31,
(dollars in thousands)	2017	2016
Beginning portfolio at fair value	$ 374,311	$ 271,717
New debt investments	11,762	55,363
Scheduled principal payments and sale proceeds received from investments	(1,926)	(2,621)
Early principal prepayments	(53,274)	(29,817)
Accretion of debt investment fees	(1,197)	795
New warrants	157	660
New equity investments	2,400	—
Payment-in-kind coupon	317	640
Net realized gains (losses) on investments	(1,681)	(651)
Net unrealized gains (losses) on investments	(2,461)	(13,329)
Ending portfolio at fair value	$ 328,408	$ 282,757

Signed Term Sheets

During the first quarter of 2017, TriplePoint Capital LLC (“TPC”) entered into $48.8 million of non-binding term sheets to venture growth stage companies.  All of these opportunities are subject to a number of conditions including completion of due diligence, negotiation of definitive documentation, and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

Debt Investment Commitments

As of March 31, 2017, the Company’s unfunded commitments totaled $117.4 million of which $50.0 million is dependent upon customers reaching certain milestones.  Of the $117.4 million of unfunded commitments, $72.4 million will expire during 2017, $40.0 million will expire during 2018 and $5.0 million will expire during 2019 if not drawn prior to expiration.  Since these commitments may expire without being drawn upon, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Results of Operations

For the first quarter of 2017 the Company’s total investment and other income was $14.3 million, as compared to $11.1 million for the first quarter of 2016, representing a weighted average annualized portfolio yield on its debt investments of 16.8% during the first quarter of 2017 as compared to 15.7% for the first quarter of 2016.

Operating expenses for the first quarter of 2017 were $6.4 million as compared to $4.4 million for the first quarter of 2016.  Operating expenses for the first quarter of 2017 consisted of $2.4 million of interest expense and amortization of deferred credit facility costs, $1.6 million of base management fees, $1.5 million of income incentive fees, $0.4 million of administration agreement expenses and $0.5 million of general and administrative expenses.  Operating expenses for the first quarter of 2016 consisted of $1.8 million of interest expense and amortization of deferred credit facility costs, $1.4 million of base management fees, $0.4 million of administration agreement expenses and $0.8 million of general and administrative expenses.

For the first quarter of 2017, the Company recorded net investment income of $7.9 million, or $0.50 per share, as compared to $6.7 million, or $0.41 per share for the first quarter of 2016.

For the first quarter of 2017, the Company recorded net realized losses of $1.7 million, or $(0.11) per share, due to the termination of warrants as a result of the acquisitions of Simplivity, Inc. and ModCloth, Inc., as compared to net realized losses of $0.7 million, or $(0.04) per share, for the first quarter of 2016.  Net unrealized losses for the first quarter of 2017 were $2.5 million, or $(0.15) per share, primarily related to the reversal of prior gains associated with Simplivity, Inc. which were recognized as interest income during the quarter, as compared to net unrealized losses of $13.3 million, or $(0.82) per share, for the first quarter of 2016.

The Company’s net increase in net assets resulting from operations for the first quarter of 2017 was approximately $3.8 million, or $0.24 per share, as compared to a net decrease of $7.3 million, or $(0.45) per share, for the first quarter of 2016.

Credit Quality

The Company maintains a credit watch list with borrowers placed into one of five categories, where Clear, or 1, is the highest rating and all new loans are initially assigned a rating of White, or 2.  As of March 31, 2017, the weighted average investment ranking of the Company’s debt investment portfolio was 1.94, as compared to 1.85 at the end of the prior quarter.  Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the three months ended March 31, 2017.  Subsequent to quarter’s end, one borrower rated Yellow, or 3, repaid its loans with $22.5 million of outstanding principal balance and was removed from the credit watch list.

The following table shows the credit rankings for the Company’s debt investments at fair value as of March 31, 2017 and as of December 31, 2016.

	As of March 31, 2017			As of December 31, 2016
(dollars in thousands) Category	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies
Clear (1)	$ 95,820	30.7%	4	$ 129,878	36.1%	4
White (2)	152,233	48.6	10	166,908	46.4	11
Yellow (3)	53,043	16.9	2	51,014	14.2	2
Orange (4)	11,955	3.8	2	12,207	3.3	2
Red (5)	—	—	—	—	—	—
	$ 313,051	100.0%	18	$ 360,007	100.0%	19

Net Asset Value

As of March 31, 2017, the Company’s net assets were $213.9 million, or $13.38 per share, compared to $215.9 million, or $13.51 per share, as of December 31, 2016.

Liquidity and Capital Resources

As of March 31, 2017, the Company had total cash of $36.6 million, with available capacity of $114.0 million under its revolving credit facility.  As of March 31, 2017, the Company had short term investments of $79.9 million in fair value, consisting of U.S. Treasury bills that the Company sold on April 4, 2017.

Distribution

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the second quarter of 2017 payable on June 16, 2017, to stockholders of record as of May 31, 2017.

Subsequent Events

Since March 31, 2017:

•	The Company funded $0.7 million in new investments.
•	TPC’s direct originations platform entered into $85.0 million of additional non-binding signed term sheets with venture growth stage companies.
•	Xirrus, Inc. announced its sale to Riverbed Technology, Inc. and repaid loans with $22.5 million of outstanding principal balance.
•	Birst, Inc. announced that it had reached an agreement to be acquired by Infor, Inc.

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time today, May 9, 2017, to discuss its financial results for the first quarter ended March 31, 2017.  To listen to the call, investors and analysts should dial 1 (866) 652-5200 (domestic) or 1 (412) 317-6060 (international) and ask to join the TriplePoint Venture Growth call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 9, 2017, by dialing 1 (877) 344-7529 or 1 (412) 317-0088 (international) and entering conference ID 10105632. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact

Alan Oshiki or Trevor Martin

Abernathy MacGregor

212-371-5999 / 415-926-7961

aho@abmac.com / trm@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(dollars in thousands, except share data)

	March 31, 2017	December 31, 2016
Assets	(unaudited)
Investments at fair value (amortized cost of $326,674 and $370,116, respectively)	$ 328,408	$ 374,311
Short-term investments at fair value (cost of $79,963 and $39,990, respectively)	79,963	39,990
Cash	30,165	7,776
Restricted cash	6,459	7,702
Deferred credit facility costs and other assets	4,433	4,443
Total Assets	449,428	434,222

Liabilities
Revolving credit facility payable	86,000	115,000
2020 Notes, net	53,383	53,288
Payable for U.S. Treasury bill assets	79,963	39,990
Other payables, accrued expenses, and liabilities	16,195	10,081
Total Liabilities	235,541	218,359

Net Assets	$ 213,887	$ 215,863

Preferred stock, par value $0.01 per share (50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2017 and December 31, 2016)	$ —	$ —
Common stock, par value $0.01 per share (450,000,000 shares authorized; 15,980,768 and 15,980,768 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively)	160	160
Paid-in capital in excess of par value	231,518	231,518
Undistributed net investment income	3,191	1,025
Accumulated net realized losses on investments	(22,716)	(21,035)
Accumulated net unrealized gains (losses) on investments	1,734	4,195
Net Assets	$ 213,887	$ 215,863

Net Asset Value per Share	$ 13.38	$ 13.51

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

	For the Three Months Ended March 31,
	2017	2016
Investment Income
Interest income from investments	$14,252	$10,725
Other income	52	354
Total investment and other income	14,304	11,079

Operating Expenses
Base management fee	1,572	1,365
Income incentive fee	1,473	—
Capital gains incentive fee	—	—
Interest expense and amortization of fees	2,405	1,794
Administration agreement expenses	374	397
General and administrative expenses	561	795
Total Operating Expenses	6,385	4,351

Net investment income	7,919	6,728

Net realized and unrealized gains (losses) on investments
Net realized losses on investments	(1,681)	(651)
Net change in unrealized gains (losses) on investments	(2,461)	(13,334)
Net realized and unrealized gains (losses) on investments	(4,142)	(13,985)

Net Increase (Decrease) in Net Assets Resulting from Operations	$3,777	$(7,257)

Basic and diluted net investment income per share	$0.50	$0.41
Basic and diluted net increase (decrease) in net assets per share	$0.24	$(0.45)
Basic and diluted weighted average shares of common stock outstanding	15,980,768	16,302,036

WEIGHTED AVERAGE PORTFOLIO YIELD ON DEBT INVESTMENTS

	For the Three Months Ended March 31,
	2017	2016

Weighted average portfolio yield on debt investments	16.8%	15.7%
Coupon income	10.1%	10.6%
Net amortization and accretion of premiums and discounts	0.7%	0.7%
Net accretion of end-of-term payments	1.7%	3.0%
Impact of prepayments	4.3%	1.4%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.